SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2002

Commission	Registrant, State of Incorporation,	IRS Employer
File Number	Address, and Telephone Number	Identification No.

1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815

ITEM 5. OTHER EVENTS

         On September 27, 2002, AMERCO issued a press release relating to the proposed offering of its Senior Notes due 2009 in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). As required by Rule 135(c) under the Securities Act, this press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.
99.1	Press Release dated September 27, 2002 related to the proposed offering of Senior Notes due 2009.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

(Registrant) /s/ Gary V. Klinefelter
Date: September 27, 2002
Gary V. Klinefelter, Secretary

EXHIBIT INDEX

99.1	Press Release dated September 27, 2002 related to the proposed offering of Senior Notes due 2009.